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                                   EXHIBIT 21

                            Registrant's Subsidiaries

                  The following table sets forth certain of the subsidiaries of the Registrant at March 2, 1996, all of which are wholly-owned and are included in the consolidated financial statements:

                                                                      Organized
               Name                                                Under the Laws of
               ----                                                -----------------

          Eagle Managed Care Corp.                                      Delaware
          GDF, Inc.                                                     Maryland
          Gray Drug Fair, Inc.                                          Ohio
          Keystone Centers, Inc.                                        Pennsylvania
          Lake Acquisition Corporation                                  Delaware
          Lane Drug Company                                             Ohio
          Name Rite, Inc.                                               Delaware
          Ocean Acquisition Corporation                                 Delaware
          Perry Drug Stores, Inc.                                       Michigan
          Rack Rite Distributors, Inc.                                  Pennsylvania
          RAFS, Inc.                                                    Delaware
          Rite Aid Drug Palace, Inc.                                    Delaware
          Rite Aid Hdqtrs. Corp.                                        Delaware
          Rite Aid of Alabama, Inc.                                     Alabama
          Rite Aid of Connecticut, Inc.                                 Connecticut
          Rite Aid of Delaware, Inc.                                    Delaware
          Ride Aid of Florida, Inc.                                     Florida
          Rite Aid of Georgia, Inc.                                     Georgia
          Rite Aid of Indiana, Inc.                                     Indiana
          Rite Aid of Kentucky, Inc.                                    Kentucky
          Rite Aid of Maine, Inc.                                       Maine
          Rite Aid of Maryland, Inc.                                    Maryland
          Rite Aid of Massachusetts, Inc.                               Massachusetts
          Rite Aid of Michigan, Inc.                                    Michigan
          Rite Aid of New Hampshire, Inc.                               New Hampshire
          Rite Aid of New Jersey, Inc.                                  New Jersey
          Rite Aid of New York, Inc.                                    New York
          Rite Aid of North Carolina, Inc.                              North Carolina
          Rite Aid of Ohio, Inc.                                        Ohio
          Rite Aid of Pennsylvania, Inc.                                Pennsylvania
          Rite Aid of Rhode Island, Inc.                                Rhode Island
          Rite Aid of South Carolina, Inc.                              South Carolina
          Rite Aid of Tennessee, Inc.                                   Tennessee
          Rite Aid of Vermont, Inc.                                     Vermont
          Rite Aid of Virginia, Inc.                                    Virginia
          Rite Aid of Washington, D.C., Inc.                            District of Columbia
          Rite Aid of West Virginia, Inc.                               West Virginia
          Rite Aid Realty Corp.                                         Delaware
          Rite Aid Rome Distribution Center, Inc.                       New York
          Rite Fund, Inc.                                               Delaware
          Rite Investments, Inc.                                        Delaware
          WRAC, Inc.                                                    Pennsylvania

                  At March 2, 1996, the Registrant also had additional wholly-owned subsidiaries, which considered in the aggregate, would not constitute a significant subsidiary under Rule 1-02 of Regulation S-X.